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                                                                    Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AlliedSignal on Form S-4 of our report dated February 10, 1999, appearing in the Annual Report on Form 10-K of Honeywell Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.

   /s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 28, 1999